Exhibit 99.1

BOYD GAMING REPORTS SECOND QUARTER RESULTS

- Company Delays Construction of Echelon -

- Board Authorizes $100 Million Share Repurchase Program -

- Company Exceeds Analyst Consensus Estimates -

LAS VEGAS, NV – AUGUST 1, 2008 – Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2008.

Key Highlights

•

We have decided to delay construction of our Echelon project on the Las Vegas Strip due to the difficult environment surrounding today’s capital markets and the challenging economic conditions that currently exist. We expect to resume construction when credit market conditions and the overall outlook for the economy improve.

•

Our Board of Directors has authorized an amendment to our existing share repurchase program to increase the amount of common stock available to be repurchased to $100 million. The Board also suspended our quarterly dividend program, which they believed was not adequately valued in our share price at recent trading levels.

Key Operating Highlights

•

Las Vegas Locals segment records second quarter 2008 net revenues and Adjusted EBITDA(1) declines of 6.3% and 6.6%, respectively, as economic conditions continue to impact consumer spending; despite these declines, Adjusted EBITDA margins were consistent with the year ago quarter.

•

Midwest and South records 15.0% decline in net revenues and 17.4% decline in Adjusted EBITDA for the second quarter 2008; as in previous quarters, the decline was principally attributable to Blue Chip, as an increased competitive environment, weak economic conditions, and significant construction disruption continue to impact the property.

•

Borgata’s second quarter 2008 net revenues were essentially the same as prior year results, while Adjusted EBITDA declined 17.1%, primarily due to higher overall operating costs, and higher-than-anticipated operating expenses from the recently opened Water Club.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Echelon Update

Due to the difficult environment in today’s capital markets, as well as weak economic conditions, we have decided to delay our Echelon project on the Las Vegas Strip. Our present expectation is to resume construction in three to four quarters, assuming credit market conditions and the economic outlook improves.

We are in discussions with Morgans Hotel Group and General Growth Properties (GGP) to modify our existing agreements, as both joint venture parties remain interested in Echelon. The delay will allow our joint ventures with Morgans and GGP the opportunity to secure financing under more favorable conditions at a later date. It also provides additional time for our joint venture with GGP, the High Street retail promenade, to take advantage of an improved leasing environment, once economic conditions moderate.

From the beginning, we strategically designed Echelon to be developed in a single phase, and this schedule adjustment allows us to preserve the holistic integrity of the project. By delaying, we will be able to better manage the timing of the construction of the wholly-owned aspects of Echelon and ensure that they do not outpace the construction of the joint venture components. This delay will also give us time to focus on restoring momentum in our core business, and for consumers in general, to regain their footing and confidence.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, commenting on the decision to delay Echelon: “The current economic climate is unprecedented in recent years. While we remain enthusiastic about the long-term prospects for the Las Vegas market and Echelon, this is the right decision for our Company at this time. This decision is not a reflection of the merits of the project, nor the accomplishments of our professional development team, but rather the challenges we, and many other businesses, face in today’s uncertain business climate.

“We remain fully committed to Echelon, and convinced that it will produce long-term, sustainable growth for our Company in the years to come. We look forward to resuming construction as soon as we are able to do so.”

As of the June 30, 2008, we have incurred approximately $500 million of capitalized costs related to the overall project.

Stock Repurchase and Dividend

Our Board of Directors has authorized an amendment to our existing share repurchase program to increase the amount of common stock available to be repurchased to $100 million, allowing us to focus on maximizing shareholder value through the repurchase program. Accordingly, repurchases may be made from time to time in the open market or in privately negotiated transactions, depending on market conditions.

In a related decision, the Board also suspended the quarterly dividend for the time being, as they believe the market assigned little value to our dividend program.

Second Quarter Results

We reported second quarter 2008 income from continuing operations of $21.7 million, or $0.25 per share, compared to income from continuing operations of $22.9 million, or $0.26 per share, in the same period 2007.

Including discontinued operations, we reported net income for the second quarter 2007 of $22.1 million, or $0.25 per share. There were no such discontinued operations reported in the second quarter 2008. Per share earnings discussed throughout this release are reported on a diluted basis.

Adjusted Earnings(1) from continuing operations for the second quarter 2008 were $26.4 million, or $0.30 per share, compared to $39.9 million, or $0.45 per share, for the same period in 2007. During the second quarter 2008, certain pre-tax adjustments consisting principally of preopening expenses, largely associated with Echelon and The Water Club, reduced income from continuing operations by $7.6 million ($4.8 million, net of tax, or $0.05 per share).

By comparison, the second quarter 2007 included certain pre-tax adjustments that had a net effect of reducing income from continuing operations by $26.3 million ($17.0 million, net of tax, or $0.19 per share).

Net revenues were $460.8 million for the second quarter 2008, compared to $511.4 million for the same quarter in 2007, a decrease of 9.9%. Total Adjusted EBITDA was $119.6 million in the second quarter 2008, compared to $143.7 million for the same period 2007. These declines were chiefly due to a continuing difficult economic climate impacting consumer spending, as well as the addition of a new competitor near our Blue Chip operation.

Keith Smith commented on the results, “During the second quarter, we continued to see the same economic factors at work that were present in the first quarter. Consumers across the nation are faced with rising food and fuel costs, and the housing slump continues to impact consumer confidence. Despite these economic headwinds, our business is still producing significant operating cash flows, and our results are generally in line with our expectations for the quarter. We remain confident in our ability to manage through these difficult economic times and believe we will be prepared to capitalize on growth opportunities when conditions normalize.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Year-To-Date Results

We reported a loss from continuing operations for the six months ended June 30, 2008 of $10.9 million, or $0.12 per share, which includes an $84.0 million pre-tax impairment charge, principally related to the write-off of the Dania Jai-Alai intangible license right. By comparison, we reported income from continuing operations of $58.0 million, or $0.66 per share for the six months ended June 30, 2007. Including discontinued operations, we reported net income for the six months ended June 30, 2007 of $240.0 million, or $2.71 per share. Net income for the 2007 period includes a $285 million gain on the disposition of the Barbary Coast. There were no such discontinued operations reported during the 2008 period.

Adjusted Earnings from continuing operations for the six months ended June 30, 2008 were $63.4 million, or $0.72 per share, as compared to $83.9 million, or $0.95 per share for the six-month period in 2007.

Net revenues were $931.9 million and $1.0 billion for the six months ended June 30, 2008 and 2007, respectively. Total Adjusted EBITDA was $247.3 million for the current six-month period. By comparison, total Adjusted EBITDA for the 2007 period was $299.1 million (or $302.3 million, excluding a $3.2 million estimated retroactive property tax charge for an unanticipated increase in assessed property value at Blue Chip).

Key Operations Review

In our Las Vegas Locals segment, second quarter 2008 net revenues were $197.9 million versus $211.2 million for the second quarter 2007. Second quarter 2008 Adjusted EBITDA was $62.4 million, a 6.6% decrease from the $66.8 million in the same quarter 2007. The decreases reflect the varied economic factors weighing on consumers in the Las Vegas Valley during this difficult period, including continued declines in the local housing market and rising unemployment.

Our Downtown Las Vegas properties generated net revenues of $63.0 million and Adjusted EBITDA of $10.3 million for the second quarter 2008, versus $65.0 million and $13.2 million, respectively, for the second quarter 2007. The $2.8 million decrease in Adjusted EBITDA was attributable to higher fuel costs, which adversely affected leisure travel from our Hawaiian feeder markets.

In our Midwest and South region, we recorded $199.9 million in net revenues for the second quarter 2008, compared to $235.2 million for the same period in 2007. Adjusted EBITDA for the current period was $45.3 million, versus $54.9 million in the second quarter 2007; the decline in net revenues and Adjusted EBITDA were principally attributable to Blue Chip, which was impacted by increased competition, weak economic conditions and construction disruption.

Borgata’s operating income for the second quarter 2008 was $22.3 million, versus $36.1 million for the second quarter 2007. Net revenues for Borgata were $205.1 million for the second quarter 2008, essentially flat compared to the $202.1 million recorded in the same quarter in 2007. Adjusted EBITDA was $45.2 million, compared to $54.5 million for the second quarter 2007. The decline was primarily due to higher operating expense for Borgata and higher-than-anticipated operating expense from The Water Club, which we expect to continue through the opening phase. Additionally, the overall Atlantic City market was impacted by increased competition from slot operations in Pennsylvania and slowing economic conditions.

Paul Chakmak, Executive Vice President and Chief Operating Officer, said, “Our veteran management team has been through difficult times before and is drawing on that experience to guide us through this challenging period. We continue to aggressively refine our operations, exploring new and innovative ways to run our businesses and control costs without compromising the integrity of our entertainment offering.”

The rollout of our nationwide, consolidated players club program continued to progress during the quarter, as we successfully launched our “B Connected” program throughout the Midwest and South region. The six properties in this region are now linked to our Las Vegas Locals properties through this players program. We plan to complete the rollout later in the third quarter 2008, when we link our three Downtown Las Vegas properties into the system. Once complete, players will be able to use their cards at Boyd Gaming properties throughout Nevada, Illinois, Indiana, Louisiana and Mississippi.

Key Financial Statistics

The following is additional information as of and for the three months ended June 30, 2008:

•	June 30 debt balance: $2.5 billion

•	June 30 cash: $148.7 million

•	Dividends paid in the quarter: $13.2 million

•	Maintenance capital expenditures during the quarter: $22.9 million

•	Expansion capital expenditures during the quarter: $222.5 million

•	Capitalized interest during the quarter: $7.9 million

•	Cash distribution to the Company from Borgata in the quarter: $4.9 million

•	June 30 debt balance at Borgata: $746.4 million

Conference Call Information

We will host our second quarter 2008 conference call today (Friday, August 1) at 12:00 p.m. Eastern. The conference call number is 888.680.0892 and the passcode is 64641695. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=1889969

Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PLTRCBWFU

Pre-registrants will be issued a pin number to use when dialing into the live call, which will provide quick access to the conference by skipping the operator sequence upon connection.

Following the call’s completion, a replay will be available by dialing 888.286.8010 today (Friday, August 1) beginning two hours after the completion of the call and continuing through Friday, August 8. The passcode for the replay will be 12738264. The replay will also be available on the Internet at www.boydgaming.com.

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to income (loss) from continuing operations for the three and six months ended June 30, 2008 and 2007. Note that in future filings of the Company’s periodic reports filed with the Securities and Exchange Commission, the results from Dania Jai-Alai and corporate expense will be classified as part of total other operating costs and expenses and not included in adjusted EBITDA for our reportable segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Net Revenues
Las Vegas Locals	$197,896	$211,233	$404,390	$429,921
Downtown Las Vegas (a)	62,970	64,984	123,899	128,817
Midwest and South	199,898	235,174	403,593	469,683

Net revenues	$460,764	$511,391	$931,882	$1,028,421

Adjusted EBITDA
Las Vegas Locals	$62,427	$66,844	$129,082	$141,423
Downtown Las Vegas	10,324	13,156	20,493	27,037
Midwest and South	45,337	54,917	90,936	112,198

Wholly-owned property Adjusted EBITDA	118,088	134,917	240,511	280,658
Corporate expense (c)	(11,685)	(9,995)	(25,431)	(22,188)

Wholly-owned Adjusted EBITDA	106,403	124,922	215,080	258,470
Our share of Borgata’s operating income before net amortization, preopening and other items (d)	13,244	18,778	32,249	40,650

Adjusted EBITDA (e)	119,647	143,700	247,329	299,120

Other operating costs and expenses
Deferred rent	1,096	1,130	2,230	2,260
Depreciation and amortization (f)	42,900	42,262	86,394	83,198
Preopening expenses	5,207	6,062	10,786	10,512
Our share of Borgata’s preopening expenses	2,101	539	2,509	1,009
Our share of Borgata’s write-downs and other charges, net	9	201	79	167
Share-based compensation expense	3,066	4,366	6,035	8,550
Write-downs and other charges	1,174	1,972	91,487	10,980

Total other operating costs and expenses	55,553	56,532	199,520	116,676

Operating income	64,094	87,168	47,809	182,444

Other non-operating items
Interest expense, net (b)	27,157	33,687	57,410	70,235
Decrease (increase) in value of derivative instruments	17	(2,601)	(425)	(2,525)
Loss (gain) on early retirements of debt	(863)	16,945	(1,813)	16,945
Our share of Borgata’s non-operating expenses, net	3,130	3,574	7,735	7,375

Total other non-operating costs and expenses, net	29,441	51,605	62,907	92,030

Income (loss) from continuing operations before income taxes	34,653	35,563	(15,098)	90,414
Benefit from (provision for) income taxes	(12,995)	(12,622)	4,169	(32,368)

Income (loss) from continuing operations	$21,658	$22,941	$(10,929)	$58,046

(a)	Includes revenues related to Vacations Hawaii and other travel agency related entities of $12.4 million and $22.4 million for the three and six months ended June 30, 2008, respectively, and $11.7 million and $22.5 million for the three and six months ended June 30, 2007, respectively.

(b)	Net of interest income and amounts capitalized.

(c)	The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Corporate expense as reported on our condensed consolidated statements of operations	$14,010	$13,544	$29,783	$28,815
Corporate share-based compensation expense	(2,325)	(3,549)	(4,352)	(6,627)

Corporate expense as reported on the accompanying table	$11,685	$9,995	$25,431	$22,188

(d)    The following table reconciles the presentation of our share of Borgata’s operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata’s results on the accompanying table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Operating income from Borgata, as reported on our condensed consolidated statements of operations	$10,809	$17,713	$29,012	$38,825
Add back:
Net amortization expense related to our investment in Borgata	325	325	649	649
Our share of preopening expenses	2,101	539	2,509	1,009
Our share of write-downs and other charges, net	9	201	79	167

Our share of Borgata’s operating income before net amortization, preopening and other items	$13,244	$18,778	$32,249	$40,650

(e)	The following table reconciles Adjusted EBITDA to EBITDA and income (loss) from continuing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Adjusted EBITDA	$119,647	$143,700	$247,329	$299,120
Deferred rent	1,096	1,130	2,230	2,260
Preopening expenses	5,207	6,062	10,786	10,512
Our share of Borgata’s preopening expenses	2,101	539	2,509	1,009
Our share of Borgata’s write-downs and other charges, net	9	201	79	167
Share-based compensation expense	3,066	4,366	6,035	8,550
Write-downs and other charges	1,174	1,972	91,487	10,980
Decrease (increase) in value of derivative instruments	17	(2,601)	(425)	(2,525)
Loss (gain) on early retirements of debt	(863)	16,945	(1,813)	16,945
Our share of Borgata's non-operating expenses, net	3,130	3,574	7,735	7,375

EBITDA	104,710	111,512	128,706	243,847

Depreciation and amortization	42,900	42,262	86,394	83,198
Interest expense, net	27,157	33,687	57,410	70,235
Provision for (benefit from) income taxes	12,995	12,622	(4,169)	32,368

Income (loss) from continuing operations	$21,658	$22,941	$(10,929)	$58,046

(f) The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Depreciation and amortization as reported on our condensed consolidated statements of operations	$42,575	$41,937	$85,745	$82,549
Net amortization expense related to our investment in Borgata	325	325	649	649

Depreciation and amortization as reported on the accompanying table	$42,900	$42,262	$86,394	$83,198

BOYD GAMING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands, except per share data)
Revenues
Gaming	$381,058	$425,671	$774,024	$857,602
Food and beverage	64,884	68,955	131,810	137,261
Room	36,516	39,156	74,871	79,128
Other	31,392	33,083	61,056	65,967

Gross revenues	513,850	566,865	1,041,761	1,139,958
Less promotional allowances	53,086	55,474	109,879	111,537

Net revenues	460,764	511,391	931,882	1,028,421

Costs and expenses
Gaming	172,347	195,624	349,382	393,247
Food and beverage	36,578	41,260	75,856	82,497
Room	11,179	11,990	22,603	23,362
Other	24,485	25,092	46,575	48,461
Selling, general and administrative	76,049	80,705	153,956	157,951
Maintenance and utilities	23,875	23,750	46,912	46,428
Depreciation and amortization	42,575	41,937	85,745	82,549
Corporate expense	14,010	13,544	29,783	28,815
Preopening expenses	5,207	6,062	10,786	10,512
Write-downs and other charges	1,174	1,972	91,487	10,980

Total costs and expenses	407,479	441,936	913,085	884,802

Operating income from Borgata	10,809	17,713	29,012	38,825

Operating income	64,094	87,168	47,809	182,444

Other expense (income)
Interest income	(5)	(110)	(13)	(110)
Interest expense, net of amounts capitalized	27,162	33,797	57,423	70,345
Decrease (increase) in value of derivative instruments	17	(2,601)	(425)	(2,525)
Loss (gain) on early retirements of debt	(863)	16,945	(1,813)	16,945
Other non-operating expenses from Borgata, net	3,130	3,574	7,735	7,375

Total other expense, net	29,441	51,605	62,907	92,030

Income (loss) from continuing operations before income taxes	34,653	35,563	(15,098)	90,414
Benefit from (provision for) income taxes	(12,995)	(12,622)	4,169	(32,368)

Income (loss) from continuing operations	21,658	22,941	(10,929)	58,046

Discontinued operations:
Income (loss) from discontinued operations (including a gain on disposition of $285,033 during the six months ended June 30, 2007)	—	(1,284)	—	281,672
Benefit from (provision for) income taxes	—	455	—	(99,740)

Net income (loss) from discontinued operations	—	(829)	—	181,932

Net income (loss)	$21,658	$22,112	$(10,929)	$239,978

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.25	$0.26	$(0.12)	$0.66
Net income (loss) from discontinued operations	—	(0.01)	—	2.09

Net income (loss)	$0.25	$0.25	$(0.12)	$2.75

Weighted average basic shares outstanding	87,854	87,497	87,831	87,369

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$0.25	$0.26	$(0.12)	$0.66
Net income (loss) from discontinued operations	—	(0.01)	—	2.05

Net income (loss)	$0.25	$0.25	$(0.12)	$2.71

Weighted average diluted shares outstanding	88,119	88,714	87,831	88,588

The following table reconciles income (loss) from continuing operations based upon United States generally accepted accounting principles to adjusted earnings and adjusted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands, except per share data)
Income (loss) from continuing operations	$21,658	$22,941	$(10,929)	$58,046
Adjustments:
Preopening expenses	5,207	6,062	10,786	10,512
Our share of Borgata’s preopening expenses	2,101	539	2,509	1,009
Our share of Borgata’s write-downs and other charges, net	9	201	79	167
Decrease (increase) in value of derivative instruments	17	(2,601)	(425)	(2,525)
Loss (gain) on early retirements of debt	(863)	16,945	(1,813)	16,945
Write-downs and other charges	1,174	1,972	91,487	10,980
Blue Chip retroactive property tax adjustment	—	3,163	—	3,163
Income tax effect for above adjustments	(2,867)	(9,328)	(28,334)	(14,410)

Adjusted earnings	$26,436	$39,894	$63,360	$83,887

Adjusted earnings per diluted share (Adjusted EPS)	$0.30	$0.45	$0.72	$0.95

Weighted average diluted shares outstanding	88,119	88,714	87,831	88,588

The following table reports Borgata’s financial results.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Gaming revenue	$178,522	$177,966	$357,158	$365,235
Non-gaming revenue	74,286	71,686	142,392	138,423

Gross revenues	252,808	249,652	499,550	503,658
Less promotional allowances	47,747	47,553	92,465	97,829

Net revenues	205,061	202,099	407,085	405,829
Expenses	159,891	147,636	306,449	290,797
Depreciation and amortization	18,685	16,906	36,140	33,732
Preopening expenses	4,201	1,077	5,017	2,018
Write-downs and other charges, net	17	403	157	334

Operating income	22,267	36,077	59,322	78,948

Interest expense, net	(5,730)	(7,823)	(12,187)	(15,516)
Benefit from (provision for) state income taxes	(530)	676	(3,284)	766

Total non-operating expenses	(6,260)	(7,147)	(15,471)	(14,750)

Net income	$16,007	$28,930	$43,851	$64,198

The following table reconciles our share of Borgata’s financial results to the amounts reported on our condensed consolidated statements of operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Our share of Borgata’s operating income	$11,134	$18,038	$29,661	$39,474
Net amortization expense related to our investment in Borgata	(325)	(325)	(649)	(649)

Operating income from Borgata, as reported on our condensed consolidated statements of operations	$10,809	$17,713	$29,012	$38,825

Other non-operating net expenses from Borgata, as reported on our condensed consolidated statements of operations	$3,130	$3,574	$7,735	$7,375

The following table reconciles operating income to Adjusted EBITDA for Borgata.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Operating income	$22,267	$36,077	$59,322	$78,948
Depreciation and amortization	18,685	16,906	36,140	33,732
Preopening expenses	4,201	1,077	5,017	2,018
Write-downs and other charges, net	17	403	157	334

Adjusted EBITDA	$45,170	$54,463	$100,636	$115,032

The following table reconciles Adjusted EBITDA to EBITDA and Net income for Borgata.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands)
Adjusted EBITDA	$45,170	$54,463	$100,636	$115,032
Preopening expenses	4,201	1,077	5,017	2,018
Write-downs and other charges, net	17	403	157	334

EBITDA	40,952	52,983	95,462	112,680

Depreciation and amortization	18,685	16,906	36,140	33,732
Interest expense, net	5,730	7,823	12,187	15,516
Provision for (benefit from) state income taxes	530	(676)	3,284	(766)

Net income	$16,007	$28,930	$43,851	$64,198

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

Note that while the Company will continue to include the results of Dania Jai-Alai and corporate expense in Adjusted EBITDA for purposes of its earnings releases, in future filings of the Company’s periodic reports with the Securities and Exchange Commission, the results of Dania Jai-Alai and corporate expense will not be included in the Company’s adjusted EBITDA for its reportable segments. Effective April 1, 2008, the Company reclassified the reporting of its Midwest and South segment to exclude the results of Dania Jai-Alai, since it does not share similar economic characteristics with our other Midwest and South operations. In the Company’s future periodic reports, Dania Jai-Alai’s results will be included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for reportable segments’ adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company’s future periodic reports, corporate expense will be presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, change in value of derivative instruments, gain/loss on early retirements of debt, and our share of Borgata’s non-operating expenses, preopening expenses and write-downs and other charges, net. In addition, Adjusted EBITDA includes the results of Dania Jai-Alai and corporate expense. A reconciliation of Adjusted EBITDA to EBITDA and income (loss) from continuing operations, based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is income (loss) from continuing operations before preopening expenses, change in value of derivative instruments, write-downs and other charges, Blue Chip retroactive property tax adjustment, gain/loss on early retirements of debt, and our share of Borgata’s preopening expenses and write-downs and other charges, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of income (loss) from continuing operations based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company’s strategy, expenses, revenue, earnings, cash flow, Adjusted EBITDA, Adjusted Earnings or Earnings Per Share. In addition, forward-looking statements include statements regarding the effects of competition and construction disruption on Blue Chip’s operating results, the slowing economy, challenging capital markets and reduced consumer spending, statements regarding the delay of construction at Echelon, the timing for recommencing construction at Echelon, the ability of the Company’s joint ventures to secure financing on more favorable terms, whether the capital markets, the economy or the leasing market will improve, that the Company’s joint venture participants remain interested in Echelon and the decision to delay construction at Echelon, the long-term prospects for the Las Vegas market and Echelon, that Echelon will produce long-term sustainable growth for the Company in the years to come, the Company’s increased share repurchase program and whether shares will be repurchased, and at what price shares will be repurchased, and whether this will affect shareholder value, if, or when, the Company will declare a quarterly dividend in the future, that the Company continues to refine its operations, that it is exploring new and innovative ways to run the business and control costs, and the timing to complete the rollout of the Company’s consolidated player’s club. Forward- looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances regarding the timing or effects of the Company’s delay of construction at Echelon and when, or if, construction will be recommenced, the effect that such delay will have on the Company’s business, operations or financial condition, the effect that such delay will have on the Company’s joint venture participants, and whether such participants (or other Echelon project participants) will terminate their agreements or arrangements with the Company, or whether any such participants will require any additional fees or terms that may be unfavorable to the Company, whether the Company will be able to reach agreement on any modified terms with its joint venture participants, that Borgata’s or Blue Chip’s position, performance or demand will change, and the timing, cost, progress or anticipated amenities and features for the Blue Chip expansion project. Additional factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions (and the ability of the Company’s joint venture participants to secure favorable financing, if at all) and the effects of war, terrorist or similar activity. In addition, the Company’s development and expansion projects are subject to the many risks inherent in the expansion or renovation of an existing enterprise or construction of a new enterprise, including poor performance or non-performance by any of the joint venture partners or other third parties on whom the Company is relying, unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company’s projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company’s anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company’s projects to achieve market acceptance could have a material adverse effect on the Company’s business, financial condition and results of operations. Furthermore, the Company’s projects may not help it compete with new or increased competition in its markets. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Share Repurchase Program

The Company is not obligated to purchase any shares under its stock repurchase program. Subject to applicable corporate securities laws, repurchases under its stock repurchase program may be made at such times and in such amounts as the Company deems appropriate. Purchases under its stock repurchase program can be discontinued at any time the Company feels additional purchases are not warranted. The Company intends on funding the repurchases under its stock repurchase program with existing cash resources and availability under its credit facility.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

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